John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              July 2, 2001


Wellington Management Company, LLP
28 State Street
Boston, MA 02109

Attn: Katy D. Burke
      Assistant Vice President

Re:      Sub-Investment Management Agreement
         dated as of April 30, 1999
         -----------------------------------

Dear Ms. Burke:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the Small/Mid Cap Growth Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which introduces a 50 basis point charge for the first $50 million of Net Assets, introduces a 45 basis point charge for the next $150 million and maintains a 40 basis point charge for amounts over $200 million. Please substitute copies of the attached
Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                                    JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                          SERIES TRUST I


By: /s/ ROBERT R. REITANO                       By: /s/ MICHELE G. VAN LEER
    -----------------------                         -----------------------
Robert R. Reitano                               Michele G. Van Leer
Senior Vice President &                         Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
Wellington Management Company, LLP


By:  /s/ DUNCAN M. MCFARLAND
    ------------------------
Name:    Duncan M. McFarland
         -----------------------------
Title:   CEO, President and Managming Partner


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                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Small/Mid Cap Growth
--------------------

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Current Net Assets Under Management       Sub-Investment Management Fee
--------------------------------------------------------------------------------
On the first $50,000,000                  Fifty (50) basis points (0.50%)
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On the next $150,000,000                  Forty-Five (45) basis points (0.45%)
--------------------------------------------------------------------------------
On amounts over $200,000,000              Forty (40) basis points (0.40%)
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